Exhibit 99.1

Editorial Contacts:
Ben Lu, CFA, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, Global Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Solid Second Quarter
Growth and Profitability
Company Confirms Annual Guidance
LAUSANNE, Switzerland - Oct. 22, 2019 and NEWARK, Calif., Oct. 21, 2019 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2020.

•	Q2 sales were $720 million, up 4 percent in US dollars and 6 percent in constant currency, compared to Q2 of the prior year.

•
Q2 GAAP operating income grew 4 percent to $68 million, compared to $65 million in the same quarter a year ago. Q2 GAAP earnings per share (EPS) grew 13 percent to $0.43, compared to $0.38 in the same quarter a year ago.

•
Q2 non-GAAP operating income grew 6 percent to $89 million, compared to $85 million in the same quarter a year ago. Q2 non-GAAP EPS grew 2 percent to $0.50, compared to $0.49 in the same quarter a year ago.

•	Cash flow from operations was $107 million, compared to $85 million in the same period a year ago.
“Our solid Q2 demonstrates Logitech’s resilience as we continue to execute on our strategy,” said Bracken Darrell, Logitech president and chief executive officer. “This quarter, we delivered record sales in Video Collaboration, which grew nearly 60 percent, as well as strong growth in our PC Peripherals categories. We continue to perform in spite of the challenging macroeconomic environment and are confirming our annual guidance heading into the second half of the fiscal year.”
Outlook
Logitech confirmed its Fiscal Year 2020 outlook of mid to high single-digit sales growth in constant currency and $375 million to $385 million in non-GAAP operating income.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.

Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q2 FY 2020 on Tuesday, October 22, 2019 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2020.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming Ultimate Ears, Jaybird, and Blue Microphones. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and six months ended September 30, 2019 and outlook for Fiscal Year 2020 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31,

2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Six Months Ended
	September 30,		September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2019	2018	2019	2018

Net sales	$719,691	$691,146	$1,363,916	$1,299,626
Cost of goods sold	444,344	432,063	846,322	814,234
Amortization of intangible assets and purchase accounting effect on inventory	3,271	2,966	6,542	5,338
Gross profit	272,076	256,117	511,052	480,054

Operating expenses:
Marketing and selling	134,155	121,801	257,188	236,385
Research and development	41,964	39,542	84,207	78,529
General and administrative	24,048	25,206	46,207	50,679
Amortization of intangible assets and acquisition-related costs	4,218	4,317	7,814	6,838
Restructuring charges (credits), net	(364)	119	114	10,040
Total operating expenses	204,021	190,985	395,530	382,471

Operating income	68,055	65,132	115,522	97,583
Interest income	2,390	1,858	4,943	4,227
Other income (expense), net	(110)	3,389	1,751	1,818
Income before income taxes	70,335	70,379	122,216	103,628
Provision for (benefit from) income taxes (A)	(2,598)	6,203	3,938	986
Net income	$72,933	$64,176	$118,278	$102,642

Net income per share:
Basic	$0.44	$0.39	$0.71	$0.62
Diluted	$0.43	$0.38	$0.70	$0.61

Weighted average shares used to compute net income per share:
Basic	166,662	165,630	166,484	165,474
Diluted	169,027	169,234	168,914	168,996

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

	September 30, 2019	March 31, 2019
CONDENSED CONSOLIDATED BALANCE SHEETS

Current assets:
Cash and cash equivalents	$574,464	$604,516
Accounts receivable, net	465,969	383,309
Inventories	338,314	293,495
Other current assets	79,630	69,116
Total current assets	1,458,377	1,350,436
Non-current assets:
Property, plant and equipment, net	75,568	78,552
Goodwill	343,686	343,684
Other intangible assets, net	105,264	118,999
Other assets (B)	173,425	132,453
Total assets	$2,156,320	$2,024,124

Current liabilities:
Accounts payable	$411,043	$283,922
Accrued and other current liabilities (B)	424,963	433,897
Total current liabilities	836,006	717,819
Non-current liabilities:
Income taxes payable	36,374	36,384
Other non-current liabilities (B)	116,403	93,582
Total liabilities	988,783	847,785

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at September 30 and March 31, 2019
Additional shares that may be issued out of conditional capital — 50,000 at September 30 and March 31, 2019
Additional shares that may be issued out of authorized capital — 34,621 at September 30 and March 31, 2019
Additional paid-in capital	50,913	56,655
Shares in treasury, at cost — 6,203 at September 30, 2019 and 7,244 at March 31, 2019	(163,728)	(169,802)
Retained earnings	1,359,134	1,365,036
Accumulated other comprehensive loss	(108,930)	(105,698)
Total shareholders’ equity	1,167,537	1,176,339
Total liabilities and shareholders’ equity	$2,156,320	$2,024,124

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited
	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2019	2018	2019	2018

Cash flows from operating activities:
Net income	$72,933	$64,176	$118,278	$102,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,584	11,196	21,386	21,895
Amortization of intangible assets	6,868	5,448	13,735	10,341
Loss (gain) on investments	274	(395)	63	(382)
Share-based compensation expense	14,252	12,049	26,470	25,308
Deferred income taxes	(5,597)	(156)	(8,978)	(9,815)
Other	2	(49)	(2)	75
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(51,691)	(64,918)	(85,955)	(133,475)
Inventories	(45,092)	(66,201)	(47,773)	(84,401)
Other assets	(8,696)	(6,831)	(14,083)	(11,056)
Accounts payable	73,509	86,998	129,101	138,186
Accrued and other liabilities	39,157	43,621	(9,223)	37,902
Net cash provided by operating activities	106,503	84,938	143,019	97,220
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,752)	(9,624)	(18,092)	(18,368)
Investment in privately held companies	—	(281)	(170)	(506)
Acquisitions, net of cash acquired	(366)	(133,665)	(366)	(133,908)
Purchases of short-term investments	—	(1,505)	—	(1,505)
Purchases of trading investments	(1,370)	(1,222)	(2,525)	(3,722)
Proceeds from sales of trading investments	1,375	1,327	2,571	4,194
Net cash used in investing activities	(9,113)	(144,970)	(18,582)	(153,815)
Cash flows from financing activities:
Payment of cash dividends	(124,180)	(113,971)	(124,180)	(113,971)
Purchases of registered shares	—	(9,919)	(15,127)	(19,901)
Proceeds from exercises of stock options and purchase rights	8,938	8,903	9,331	10,007
Tax withholdings related to net share settlements of restricted stock units	(1,538)	(2,299)	(20,908)	(27,380)
Net cash used in financing activities	(116,780)	(117,286)	(150,884)	(151,245)
Effect of exchange rate changes on cash and cash equivalents	(3,102)	(1,848)	(3,605)	(9,157)
Net decrease in cash and cash equivalents	(22,492)	(179,166)	(30,052)	(216,997)
Cash and cash equivalents, beginning of the period	596,956	604,116	604,516	641,947
Cash and cash equivalents, end of the period	$574,464	$424,950	$574,464	$424,950

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

NET SALES	Three Months Ended			Six Months Ended
	September 30,			September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2019	2018	Change	2019	2018	Change

Net sales by product category:
Pointing Devices	$132,770	$128,337	3%	$254,753	$256,127	(1)%
Keyboards & Combos	139,049	131,872	5	267,728	260,094	3
PC Webcams	28,748	28,221	2	56,876	57,895	(2)
Tablet & Other Accessories	33,847	36,710	(8)	72,186	69,146	4
Video Collaboration	89,553	57,176	57	162,977	115,968	41
Mobile Speakers	57,232	77,100	(26)	107,648	111,427	(3)
Audio & Wearables	68,018	61,560	10	126,642	113,714	11
Gaming	161,014	160,792	—	295,529	296,818	—
Smart Home	9,434	9,241	2	19,298	18,252	6
Other (1)	26	137	(81)	279	185	51
Total sales	$719,691	$691,146	4%	$1,363,916	$1,299,626	5%
(1) Other category includes products that we currently intend to phase out, or have already phased out, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - Unaudited

GAAP TO NON-GAAP RECONCILIATION (C)	Three Months Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2019	2018	2019	2018

Gross profit - GAAP	$272,076	$256,117	$511,052	$480,054
Share-based compensation expense	1,184	791	2,342	1,921
Amortization of intangible assets and purchase accounting effect on inventory	3,271	2,966	6,542	5,338
Gross profit - Non-GAAP	$276,531	$259,874	$519,936	$487,313

Gross margin - GAAP	37.8%	37.1%	37.5%	36.9%
Gross margin - Non-GAAP	38.4%	37.6%	38.1%	37.5%

Operating expenses - GAAP	$204,021	$190,985	$395,530	$382,471
Less: Share-based compensation expense	13,068	11,258	24,128	23,387
Less: Amortization of intangible assets and acquisition-related costs	4,218	4,317	7,814	6,838
Less: Restructuring charges (credits), net	(364)	119	114	10,040
Operating expenses - Non-GAAP	$187,099	$175,291	$363,474	$342,206

% of net sales - GAAP	28.3%	27.6%	29.0%	29.4%
% of net sales - Non - GAAP	26.0%	25.4%	26.6%	26.3%

Operating income - GAAP	$68,055	$65,132	$115,522	$97,583
Share-based compensation expense	14,252	12,049	26,470	25,308
Amortization of intangible assets	6,868	5,448	13,735	10,341
Purchase accounting effect on inventory	—	379	—	379
Acquisition-related costs	621	1,456	621	1,456
Restructuring charges (credits), net	(364)	119	114	10,040
Operating income - Non - GAAP	$89,432	$84,583	$156,462	$145,107

% of net sales - GAAP	9.5%	9.4%	8.5%	7.5%
% of net sales - Non - GAAP	12.4%	12.2%	11.5%	11.2%

Net income - GAAP	$72,933	$64,176	$118,278	$102,642
Share-based compensation expense	14,252	12,049	26,470	25,308
Amortization of intangible assets	6,868	5,448	13,735	10,341
Purchase accounting effect on inventory	—	379	—	379
Acquisition-related costs	621	1,456	621	1,456
Restructuring charges (credits), net	(364)	119	114	10,040
Loss (gain) on investments	274	(395)	63	(382)
Non-GAAP income tax adjustment	(9,506)	(116)	(8,599)	(9,225)
Net income - Non - GAAP	$85,078	$83,116	$150,682	$140,559

Net income per share:
Diluted - GAAP	$0.43	$0.38	$0.70	$0.61
Diluted - Non - GAAP	$0.50	$0.49	$0.89	$0.83

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	169,027	169,234	168,914	168,996

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2019	2018	2019	2018

Share-based Compensation Expense
Cost of goods sold	$1,184	$791	$2,342	$1,921
Marketing and selling	6,951	4,864	13,800	10,650
Research and development	2,248	1,935	4,402	3,484
General and administrative	3,869	4,459	5,926	9,253
Total share-based compensation expense	14,252	12,049	26,470	25,308
Income tax benefit	(2,723)	(2,650)	(9,523)	(12,179)
Total share-based compensation expense, net of income tax benefit	$11,529	$9,399	$16,947	$13,129

* Note: These preliminary results for the three and six months ended September 30, 2019 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Swiss Federal Tax Reform

On May 19, 2019, the Swiss electorate approved the Federal Act on Tax Reform and AHV Financing ("TRAF"), a major reform to better align the Swiss tax system with international tax standards. The legislation was subsequently published in the federal register on August 6, 2019 to take effect on January 1, 2020. As of September 30, 2019, TRAF has not been enacted in all cantons, including the canton of Vaud, where the cantonal legislative procedures are in process.

The change in the effective income tax rate for the three months ended September 30, 2019, compared to the same period ended September 30, 2018, was primarily due to the transitional income tax impact in Switzerland. We have benefited from a longstanding tax ruling from the canton of Vaud through March 31, 2019. During the second quarter, the canton of Vaud concluded the longstanding cantonal tax ruling will only continue to apply through December 31, 2019. The transitional income tax impact, which represents income tax provision at the current full statutory income tax rate of 13.63% without taking account of the tax reform yet to be enacted, resulted in a tax benefit of $5.9 million in the three-month period ended September 30, 2019. In addition, there was a discrete tax benefit of $4.0 million from adjusting deferred tax assets and liabilities in Switzerland in the three months ended September 30, 2019. We expect a gradual and modest increase in our cash tax payments in Switzerland each year until we fully reflect the new Swiss tax rate.

(B)  Adoption of ASC Topic 842

We adopted the new standards for leases under Accounting Standards Codification ("ASC") Topic 842 using the modified retrospective approach as of April 1, 2019 and did not restate the financial statements of the comparative periods as is allowed by election of the transition option under ASC 842. Adoption of the standard resulted in the recognition of $30.1 million of right-of-use assets, $11.9 million of short-term lease liabilities and $24.1 million of long-term lease liabilities related to our leases on September 30, 2019.

(C) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2019 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments. We recognized loss (gain) related to our investments in various companies, which varies depending on the operational and financial performance of those companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.